Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

September 21, 2017

Exela Technologies, Inc.

2701 E. Grauwyler Rd.

Irving, Texas 75061

Re:       Exela Technologies, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Exela Technologies, Inc., a Delaware corporation (the “Company”), with respect to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) originally filed by the Company with the Securities and Exchange Commission on or about July 27, 2017.  The Registration Statement relates to the sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended, by the selling shareholders named in the Registration Statement (the “Selling Shareholders”) of up to 146,665,929 shares of Common Stock, par value $0.0001 per share (the “Shares”), which includes (i) 80,600,000 Shares issued to the sole stockholder of SourceHOV Holdings, Inc. (“SourceHOV”) and 30,600,000 Shares issued to the sole stockholder of Novitex Holdings, Inc. (“Novitex”) in connection with the business combination agreement pursuant to which Quinpario Acquisition Corp. 2 combined with Novitex and SourceHOV and changed its name to Exela Technologies, Inc. (the “Business Combination”), (ii) 21,700,265 Shares issued in a private placement to certain investors in connection with the Business Combination, (iii) 2,524,553 Shares issued in a private placement to certain investors in respect of fees and other consideration in connection with the Business Combination, (iv) 3,667,803 shares of Common Stock previously issued upon conversion of the Company’s Series A Convertible Preferred Stock ((i) – (iv) collectively, the “Common Shares”), and (v) 7,573,306 Shares issuable upon the conversion of 6,194,233 shares of Series A Convertible Preferred Stock issued in a private placement to certain investors in connection with the Business Combination (such converted shares, the “Preferred Common Shares”).

We have examined, among other things, originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, papers, statutes, and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.  In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.  As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.

NEW YORK    WASHINGTON    HOUSTON    PARIS    LONDON    FRANKFURT    BRUSSELS    MILAN    ROME

in alliance with Dickson Minto W.S., London and Edinburgh

Exela Technologies, Inc.

September 21, 2017

We have also assumed that:

(i)         the Registration Statement will be effective and will comply with all applicable laws at the time the Shares are offered as contemplated by the Registration Statement; and

(ii)        all Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

Based on the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion that:

1.         with respect to the Common Shares to be offered pursuant to the Registration Statement by the Selling Shareholders named in the Registration Statement, such shares have been duly authorized and are validly issued, fully paid and non-assessable; and

2.         with respect to the Preferred Common Shares to be offered pursuant to the Registration Statement by the Selling Shareholders, when such shares are issued pursuant to the terms of the Certificate of Designations, Preference, Rights and Limitations of Series A Perpetual Convertible Preferred Stock of the Company, such shares will have been duly authorized and validly issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction or any other laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Shareholders or the Shares.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP